SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date earliest event reported) April 11, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation.

As more fully-described in its report on Form 8-K filed on June 1, 2005, and in Note 4 to the financial statements and Item 9B in its annual report on Form 10-K for the year ended December 31, 2006, Entergy Corporation has two revolving credit facilities available to it. Entergy Corporation from time to time has borrowed under the facilities and has also from time to time issued letters of credit against the borrowing capacity of the facilities. On April 11, 2007, Entergy Corporation borrowed $380 million under one of the facilities. Most of the borrowing on April 11, 2007 is to provide near-term financing for the Palisades nuclear plant acquisition discussed below in Item 8.01. Following is a summary of the borrowings outstanding and capacity available under these facilities as of April 11, 2007:

Facility	Capacity	Borrowings	Letters of Credit	Capacity Available
	(In Millions)

5-Year Facility	$2,000	$895	$79	$1,026
3-Year Facility	$1,500	$920	$-	$580

Item 8.01 Other Events.

As more fully-described in Management's Discussion and Analysis, Liquidity and Capital Resources, in Entergy Corporation's annual report on Form 10-K for the year ended December 31, 2006, Entergy's Non-Utility Nuclear business reached an agreement in July 2006 to purchase Consumers Energy Company's 798 MW Palisades nuclear energy plant located near South Haven, Michigan for $380 million. Entergy's Non-Utility Nuclear business completed the purchase of the plant on April 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation

By:  /s/ Nathan E. Langston
Nathan E. Langston
Senior Vice President and
Chief Accounting Officer

Dated: April 11, 2007